EXHIBIT 10.6

INDEPENDENT CONTRACTOR AGREEMENT

This INDEPENDENT CONTRACTOR AGREEMENT (this “Agreement”) is made and entered into as of                                           (the “Effective Date”), by and between CLASS OVER INC., (the  “Company”),    and                                             (Print Legal Name), an individual (the “Contractor”)., having an address at                                             .

In consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Contractor (hereinafter, collectively, the "Parties", or each, individually, a "Party") agree as follows:

1.	Engagement of Services.

1.1.	The Company hereby engages the Contractor to provide teaching services and instruction (“Teaching Services”) via online, virtual video classes (“Classes”) to the Company’s clients, who include minor children students (the “Students”).

1.2.	The Contractor shall provide the Teaching Services remotely from Contractor’s home, or other suitable location, utilizing course materials provided by the Company for the purpose of Student instruction.

1.3.	The Contractor shall decide the number of hours that Contractor shall provide the Teaching Services each month.

1.4.	The Company shall have the right to define the minimum number of required working hours and minimum qualification requirements for the Contractor.

1.5.	The Company may hold Classes during the work week or on the weekend and Classes are scheduled based on Students’ needs.

1.6.	The Contractor’s engagement is subject, in all respects, to a background check performed by a third-party company satisfactory to the Company.

2.	Compensation and Expenses.

2.1.	Fees. As the Contractor's sole compensation for providing Teaching Services to Students and the rights granted under this Agreement, the Company shall pay the Contractor an amount equal to $_______ per hour (the "Fees"), payable by the tenth day of each month.

2.2.	Expenses. The Contractor is solely responsible for any expenses or costs incurred by the Contractor in connection with the performance of the Teaching Services. The Company shall be under no obligation to reimburse the Contractor for any such expenses or costs.

3.	Additional Terms.

3.1.	Terms of Use. By entering into this Agreement, Contractor further agrees to the Class Over, Inc. Terms of Use available via the Company’s website at https://classover.com/terms-of-use/ (the “Terms of Use”). Contractor acknowledges and agrees that the Company reserves the right to amend or modify the Terms of Use at any time, in the Company’s discretion, as further described in the Terms of Use. Contractor acknowledges and agrees that the Terms of Use are incorporated by reference into this Agreement and form a material part of this Agreement. In the event of any conflict or ambiguity between this Agreement and the Terms of Use, the Terms of Use shall govern.

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3.2.	Teacher Handbook. By entering into this Agreement, Contractor further agrees to abide by the Class Over, Inc. Teacher Handbook (the “Teacher Handbook”). Contractor acknowledges and agrees that the Company reserves the right to amend or modify the Terms of Use at any time, in the Company’s discretion. Contractor acknowledges and agrees that Contractor’s failure to abide by the terms, conditions and expectations stated in the Teacher Handbook may result in disciplinary action by the Company against Contractor as provided for in the Teacher Handbook, as well as termination of this Agreement by the Company in the Company’s discretion.

4.	Relationship of the Parties.

4.1.	The Contractor's relationship with the Company is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment, or similar relationship. The details of the method and manner for the performance of the Teaching Services by the Contractor shall be under the Contractor's own control, the Company being interested only in the results thereof. The Contractor shall be solely responsible for controlling the details and manner of the completion of the Teaching Services. The Contractor is not authorized to make any representation, contract, or commitment on behalf of the Company unless specifically requested or authorized in writing to do so by the Company.

4.2.	The Contractor will not be entitled to any of the benefits that the Company may make available to its employees including, but not limited to, group health or life insurance, profit-sharing, or retirement benefits. The Contractor is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state, or local tax authority with respect to the performance of the Services and receipt of compensation under this Agreement. No part of the Contractor's compensation will be subject to withholding by the Company for the payment of any social security, federal, state, or any other employee payroll taxes. The Contractor will indemnify and hold the Company harmless from and against all damages, liabilities, losses, penalties, fines, expenses, and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or relating to any obligation imposed by law on the Company to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with compensation received by the Contractor pursuant to this Agreement.

5.	Confidentiality.

5.1.	Definition of Confidential Information. The Contractor acknowledges that the Company may disclose or make available to the Contractor non-public, proprietary, and confidential information of the Company including, without limitation, the terms and conditions of this Agreement, any information, material, or knowledge regarding the Company and its business, financial condition, products, programming techniques, Students, suppliers, technology or research and development, in each case whether disclosed orally or disclosed or accessed in written, electronic, or other form or media, and whether or not marked, designated, or otherwise identified as "confidential" (collectively, "Confidential Information"). Any Confidential Information that the Contractor develops in connection with the Services, including but not limited to any work product, shall be subject to the terms and conditions of this Agreement. Confidential Information shall not include information that (a) is or becomes part of the public domain other than through the Contractor's or its Representatives' (as defined below) breach of this Agreement; or (b) is obtained by the Contractor on a non- confidential basis from a third party that was not legally or contractually restricted from disclosing such information.

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5.2.	Non-Disclosure and Non-Use Obligations. The Contractor agrees to treat all Confidential Information as strictly confidential. The Contractor agrees not to disclose Confidential Information or permit it to be disclosed, in whole or in part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. The Contractor may only furnish or otherwise disclose Confidential Information or portions thereof to those of its partners, members, directors, officers, agents, or employees (collectively, "Representatives") who need to know such information for the purpose of carrying out its obligations under this Agreement; provided that such disclosure shall be made to such Representatives only to the extent necessary and for the sole purpose specified herein, and only after each such Representative has been advised of the confidential nature of Confidential Information, has been provided with a copy of this Agreement, and has agreed to comply with and be bound by the terms and conditions of this Agreement. The Contractor agrees to be responsible for any breach of any provision of this Agreement by any of its Representatives. The Contractor shall immediately give notice to the Company of any unauthorized use or disclosure of Confidential Information. The Contractor shall assist the Company in remedying any unauthorized use or disclosure of Confidential Information. The Contractor agrees not to communicate any information to the Company in violation of the proprietary rights of any third party. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to a valid order of a court of competent jurisdiction or an authorized government agency; provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Contractor agrees to promptly provide written notice of any such order to the Company to permit the Company to contest the order or seek confidentiality protections, as determined in the Company's sole discretion.

5.3.	Ownership and Return of Confidential Information. All Confidential Information and any materials and items (including, without limitation, software, equipment, tools, artwork, documents, drawings, papers, diskettes, tapes, models, apparatus, sketches, designs, and lists) that the Company furnishes to the Contractor, whether delivered to the Contractor by the Company or made by the Contractor in the performance of the Services, and whether or not they contain or disclose Confidential Information, are the sole and exclusive property of the Company or the Company's suppliers or Students.

5.4.	Notice of Immunity Under the Defend Trade Secrets Act of 2016. The Contractor is hereby notified that under the Defend Trade Secrets Act of 2016: (i) no individual shall be held criminally or civilly liable under federal or state trade secret law for disclosure of a trade secret (as defined in the Economic Espionage Act) that is: (A) made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and made solely for the purpose of reporting or investigating a suspected violation of law or (B) made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and (ii) an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

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6.	Representations and Warranties. The Contractor represents and warrants to the Company that:

(a)	the Contractor has full power and authority to enter into this Agreement, to grant the rights granted herein, and to perform fully all of its obligations in this Agreement;

(b)	entering into this Agreement with the Company and the Contractor's performance of the Teaching Services shall not constitute a breach of, or otherwise contravene, the terms of any other agreement to which the Contractor is a party or otherwise bound;

(c)	the Contractor has the qualifications, skills, and experience necessary to perform the Teaching Services in a competent, professional, and workmanlike manner in accordance with best industry standards for similar services, and the Contractor shall devote sufficient resources to ensure that the Teaching Services are performed in a timely and reliable manner; and

(d)	the Contractor is in compliance with and shall comply with all applicable laws, ordinances, rules, and regulations. The Contractor has and shall maintain in effect all the licenses, permissions, authorizations, consents, and permits that it needs to carry out its obligations under this Agreement.

7.	Term and Termination.

7.1.	Term. This Agreement will commence on the Effective Date and, unless sooner terminated pursuant to this Section, shall continue for a period of one (1) year, after which it shall automatically renew for additional one (1) year renewal terms unless either Party provides the other Party with written notice via e-mail of its intent not to renew(the "Term").

7.2.	Termination By the Company or the Contractor. Either Party may terminate this Agreement at any time, with or without cause, with termination effective immediately upon the Party's delivery to the other Party of written notice of termination via e-mail.

7.3.	Effect of Expiration or Termination. Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company’s written request, the Contractor shall promptly after such expiration, termination, or request: deliver to the Company any hardware, software, tools, equipment, or other materials provided for the Contractor’s use by the Company; deliver to the Company all tangible documents and materials (and any copies thereof) containing, reflecting, incorporating, or based on Confidential Information; permanently erase all Confidential Information from the Contractor’s computer systems (unless otherwise instructed by the Company); and provide reasonable cooperation and assistance to the Company in transitioning the Teaching Services to an alternate instructor/teacher.

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7.4.	Survival. The rights and obligations of this clause and Sections 4, 5, 7, 8, 9, and 10, the surviving provisions of the Terms of Use, and any right or obligation of the Parties in this Agreement which, by its nature, should survive termination or expiration of this Agreement, will survive any such termination or expiration of this Agreement. With respect to Confidential Information that constitutes a trade secret under applicable law, the rights and obligations set forth in Section hereof will survive such termination or expiration of this Agreement until, if ever, such Confidential Information loses its trade secret protection other than due to an act or omission of the Contractor or its Representatives.

8.	Non-Interference with Business.

8.1.	Non-Solicitation. During the Term and for a period of twelve (12) months thereafter, the Contractor shall not directly or indirectly (i) solicit, encourage, interview, entice, discuss with, induce, or attempt to induce any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof; (ii) hire any person who is or was an employee of the Company at any time during the Term; or (iii) induce or attempt to induce any Students, supplier, licensee, or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such Student, supplier, licensee, or business relation and the Company.

8.2.	Non-Disparagement. The Contractor agrees, during the Term of this Agreement and at any time thereafter, not to publish or communicate to any person or entity any Disparaging (as defined herein) remarks, comments, or statements concerning the Company. “Disparaging” remarks, comments, or statements are those that impugn the character, honesty, integrity, morality, business acumen, or abilities in connection with any aspect of the operation of the business of the individual or entity being disparaged.

9.	Indemnification. The Contractor shall indemnify, defend, and hold harmless the Company and its affiliates and their respective officers, directors, attorneys, employees, agents, affiliates, successors, and permitted assigns (collectively, “Indemnified Party”) from and against any and all losses, claims, actions, suits, complaints, damages, liabilities, penalties, interest, judgments, settlements, deficiencies, disbursements, awards, fines, costs, fees, or expenses of whatever kind, including reasonable attorneys’ fees, fees and costs of enforcing any right to indemnification under this Agreement, and the cost of pursuing any insurance providers, incurred by an Indemnified Party in a final judgment, relating to any claim of a third party or an Indemnified Party arising out of or relating to (a) the willful, fraudulent, or negligent acts or omission of the Contractor, (b) the Contractor’s material breach of any representation, warranty, or obligation under this Agreement, or (c) an allegation that any item, material, and other deliverable delivered by the Contractor under this Agreement infringes upon any intellectual property rights or publicity rights of a third party. The Contractor shall not enter into any settlement without the Company’s or such Indemnified Party’s prior written consent. The Company may satisfy such indemnity (in whole or in part) by way of deduction from any payment due to the Contractor.

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10.	Disputes.

10.1.	Governing Law. This Agreement and all matters arising out of or relating to this Agreement or the relationship of the Parties, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflict of law principles.

10.2.	Dispute Resolution. Any dispute, claim, or controversy arising out of or relating to this Agreement, the relationship of the Parties, or the breach, termination, enforcement, interpretation, or validity thereof, shall be submitted to and decided by binding arbitration under the rules of the American Arbitration Association in New York, New York. The decision of the arbitrator shall be final and binding on the Parties and may be entered and enforced in any court of competent jurisdiction by either Party. The prevailing Party in the arbitration proceedings shall be awarded reasonable attorneys’ fees, expert witness costs and expenses, and all other costs and expenses incurred directly or indirectly in connection with the proceedings, unless the arbitrator shall for good cause determine otherwise. All arbitrations shall proceed on an individual basis. Each Party agrees that they may bring claims against the other in arbitration only in their individual capacities and in so doing each Party hereby waives the right to a trial by jury, to assert or participate in or benefit from a class action lawsuit or class action arbitration (either as a named-plaintiff or class member), and to assert or participate in any joint or consolidated lawsuit or joint or consolidated arbitration of any kind. Notwithstanding anything to the contrary under the rules of the American Arbitration Association, the arbitrator may not consolidate more than one person's claims, and may not otherwise preside over any form of a representative or class proceeding. If a court decides that applicable law precludes enforcement of any of this paragraph's limitations as to a particular claim for relief, then that claim (and only that claim) must be severed from the arbitration and may be brought in court.

11.	Miscellaneous.

11.1.	Assignment. The Contractor shall not assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the Company. Any purported assignment or delegation in violation of this Section shall be deemed null and void. No assignment or delegation shall relieve the Contractor of any of its obligations hereunder. The Company may freely assign or delegate its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the Parties hereto and their respective successors and assigns.

11.2.	Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by nationally recognized overnight courier, upon written verification of receipt; (c) by e-mail or facsimile transmission, upon acknowledgment of receipt of electronic transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth above or to such other address as either Party may provide in writing.

11.3.	Entire Agreement. This Agreement, together with the Terms of Use, the Teacher Handbook, and any other agreements incorporated by reference herein, constitutes the entire agreement of the Parties with respect to the subject matter contained herein. This Agreement supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to the subject matter hereof.

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11.4.	Waiver; Modification. This Agreement may only be amended, modified, or supplemented by a written agreement signed by each Party hereto. No waiver by any Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

11.5.	Equitable Relief. The Contractor acknowledges that a breach of any of its obligations under this Agreement may cause the Company irreparable damages, for which an award of damages would not be adequate compensation and agrees that, in the event of such breach or threatened breach, the Company will be entitled to seek equitable relief, including a restraining order, injunctive relief, specific performance, and any other relief that may be available from any court (without the need to post a bond), in addition to any other remedy to which the Company may be entitled at law or in equity. Such remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

11.6.	Contractor hereby grants to the Company and its affiliates the right to use Contractor’s name, image, likeness, and biographical, professional, and other identifying information (including information you provide to us and any other information about you that is publicly available) (collectively, "Likeness") solely for the Company’s marketing and promotional purposes.

11.7.	Severability. If any term or provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Agreement to affect the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

11.8.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original copy of this Agreement, and all of which, taken together, shall be deemed to constitute one and the same agreement. Signatures hereto may be delivered electronically (including by facsimile transmission or email (including through a .pdf file)), and any such electronic copy or reproduction thereof shall be deemed an original.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

CLASS OVER INC.

By:
Name:
Title:

CONRACTOR:

By:
Print Legal Name:_______________

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